Exhibit 99.3

Discussion and

Reconciliation of Janus Living's Non-GAAP

Financial Measures

June 30, 2026

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Fixed Charge Coverage Adjusted EBITDAre and Fixed Charges.
EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and restructuring-related costs, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. Fixed Charge Coverage Adjusted EBITDAre is defined as Adjusted EBITDAre excluding the adjustment to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre include our pro rata share of our unconsolidated JV presented on the same basis.
Enterprise Gross Assets The carrying amount of total assets, excluding investments in our unconsolidated JV, after adding back accumulated depreciation and amortization, as reported in our combined and consolidated financial statements, plus our pro rata share of total gross assets from our unconsolidated JV, after adding back accumulated depreciation and amortization.
Entrance Fees Certain of our Senior Housing communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, and FFO as Adjusted (as defined below), the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Consolidated debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JV. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate or land held for development, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from the JV prior to the JV Buyout. Adjustments for the JV are calculated to reflect our pro rata share. We reflect our share of Nareit FFO for the JV by applying our actual ownership percentage for the period to the applicable reconciling items. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Prior to the JV Buyout, we did not control the JV, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items during periods prior to the JV Buyout. We and our JV partner were entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreement, which provided for such allocations generally according to its invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities or the revenues and expenses; and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO is an important supplemental non-GAAP measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.
FFO As Adjusted In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items, including, but not limited to, transaction and restructuring-related costs, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances and changes in tax legislation, and other impairments (recoveries) and other losses (gains), as applicable (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are

2

Definitions
reflective of our share of the JV prior to the JV Buyout. Adjustments for the JV are calculated to reflect our pro rata share. We reflect our share of FFO as Adjusted for the JV by applying our actual ownership percentage for the period to the applicable reconciling items. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Prior to the JV Buyout, we did not control the JV, and the pro rata presentations of reconciling items included in FFO as Adjusted do not represent our legal claim to such items during periods prior to the JV Buyout. We and our JV partner were entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreement, which provided for such allocations generally according to its invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities or the revenues and expenses; and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Transaction and restructuring-related costs include expenses incurred as a result of acquisitions, operator transitions, severance, and other investment pursuit costs. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by stockholders, potential investors, and financial analysts in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our Manager; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared with similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Guidance Ranges Guidance Ranges represent management's forward-looking expectations for certain non-GAAP financial measures. A reconciliation of the forward-looking non-GAAP financial measure of Same-Store Cash (Adjusted) NOI growth to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort, as certain items included in the comparable GAAP measure cannot be reasonably predicted with respect to their occurrence or financial impact. These items may include, among others, gains or losses on dispositions of real estate, impairment charges, casualty gains or losses, and other non-recurring or infrequent items that are not indicative of ongoing operations. The variability, timing, and potential significance of these items are dependent on future events and market conditions that are outside of management's control. As a result, providing a reconciliation could imply a degree of precision that may be misleading to investors.
Net Operating Income ("NOI") and Adjusted NOI NOI and Adjusted NOI are non-GAAP supplemental financial measures used to evaluate the performance of our business. NOI represents resident fees and services less property level operating expenses. Adjusted NOI is calculated as NOI after eliminating the effects of operator transition costs and actuarial reserves for insurance claims that have been incurred but not reported. NOI and Adjusted NOI exclude all other financial statement amounts included in net income (loss). NOI and Adjusted NOI are calculated as NOI and Adjusted NOI, respectively, from our properties, using our share of NOI and Adjusted NOI, respectively, from the JV (calculated by applying our actual ownership percentage for the period) and excluding noncontrolling interests’ share from consolidated joint ventures (calculated by applying our actual ownership percentage for the period) of NOI and Adjusted NOI, respectively. Prior to the JV Buyout, we utilized our share of NOI and Adjusted NOI in assessing our performance as the JV contributed to our performance. Our share of NOI and Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Prior to the JV Buyout, we did not control the JV, and the pro rata presentations of reconciling items included in NOI and Adjusted NOI do not represent our legal claim to such items during periods prior to the JV Buyout. We and our JV partner were entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreement, which provided for such allocations generally according to its invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities or the revenues and expenses; and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Adjusted NOI is often referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they reflect only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance and to evaluate our Same-Store performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP because they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Net Debt Consolidated debt less the carrying amount of cash and cash equivalents, restricted cash, as reported in our combined and consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JV.

3

Definitions
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
RevPOR The 3-month average resident fees and services per occupied unit for the most recent period available. REVPOR excludes newly developed assets, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same-Store NOI and Same-Store Adjusted NOI Properties are included in Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, or experiences a casualty event or has a planned operator transition that significantly impacts operations. This information allows our stockholders, potential investors, and financial analysts to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. We include properties from our portfolio, including properties owned by the JV, in NOI and Adjusted NOI (see the NOI and Adjusted NOI definitions above for further discussion regarding our use of pro rata share information and its limitations). Same-Store NOI and Same-Store Adjusted NOI exclude certain non-property specific operating expenses that are allocated to our operating segment.
Same-Store NOI and Same-Store Adjusted NOI are not measurements of financial performance under GAAP. In addition, other REITs or real estate companies may not define Same-Store or calculate Same-Store NOI and Same-Store Adjusted NOI in a manner consistent with our definition or calculation. Same-Store NOI and Same-Store Adjusted NOI should be considered as supplements, but not as alternatives, to our results calculated in accordance with GAAP.
Secured Debt Ratio Mortgage debt secured by real estate, as reported in our combined and consolidated financial statements divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period prior to our buyout of the JV and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

4

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net income (loss)	$(2,570)	$1,412	$9,617	$27,874	$14,858
Real estate related depreciation and amortization	31,191	30,885	31,481	51,398	56,473
Janus Living’s share of real estate related depreciation and amortization from unconsolidated joint venture	4,778	4,772	4,821	602	—
Loss (gain) on sales of depreciable real estate, net	—	—	—	—	(3,884)
Loss (gain) upon change of control, net(1)	—	—	—	(46,270)	—
Taxes associated with real estate dispositions	—	—	—	—	(1,863)
Nareit FFO	33,399	37,069	45,919	33,604	65,584
Participating securities share in Nareit FFO	—	—	—	(2)	(7)
Diluted Nareit FFO	$33,399	$37,069	$45,919	$33,602	$65,577

Weighted average shares outstanding - Diluted Nareit FFO	214,734	214,734	214,734	219,575	271,070

Impact of adjustments to Nareit FFO:
Transaction costs(2)	$—	$—	$1,607	$17,874	$3,828
Loss (gain) on debt extinguishments	—	—	—	302	—
Casualty-related charges (recoveries), net(3)	2,814	(261)	(6,561)	—	(5,452)
Recognition (reversal) of valuation allowance on deferred tax assets(4)	—	—	—	(1,890)	—
Total adjustments	$2,814	$(261)	$(4,954)	$16,286	$(1,624)

FFO as Adjusted	$36,213	$36,808	$40,965	$49,890	$63,960
Participating securities share in FFO as Adjusted	—	—	—	(5)	—
Diluted FFO as Adjusted	$36,213	$36,808	$40,965	$49,885	$63,960

Weighted average shares outstanding - Diluted FFO as Adjusted	214,734	214,734	214,734	219,575	271,070

Funds From Operations

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Diluted earnings per common share	$(0.02)	$0.01	$0.04	$0.13	$0.05
Depreciation and amortization	0.18	0.16	0.17	0.23	0.21
Loss (gain) on sales of depreciable real estate, net	—	—	—	—	(0.01)
Loss (gain) upon change of control, net	—	—	—	(0.21)	—
Taxes associated with real estate dispositions	—	—	—	—	(0.01)
Diluted Nareit FFO per common share	$0.16	$0.17	$0.21	$0.15	$0.24
Transaction costs	—	—	0.01	0.09	0.02
Loss (gain) on debt extinguishments	—	—	—	—	0.00
Casualty-related charges (recoveries), net	0.01	—	(0.03)	—	(0.02)
Recognition (reversal) of valuation allowance on deferred tax assets	—	—	—	(0.01)	—
Diluted FFO as Adjusted per common share	$0.17	$0.17	$0.19	$0.23	$0.24
______________________________________
(1)In January 2026, the Company acquired its JV partner’s 46.5% interest in SH 2019 Ventures, LLC for $312 million (the “JV Buyout”) and recognized a gain upon change of control of $46 million.
(2)The three months ended December 31, 2025, March 31, 2026, and June 30, 2026 includes transaction costs comprised of legal, advisory, and other professional fees, transfer taxes, formation and organization costs, and expenses related to one-time fully vested equity awards associated with our initial public offering.
(3)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests’ share in (earnings) losses in the Combined and Consolidated Statements of Operations.
(4)The three months ended March 31, 2026 includes the income tax impact related to the change in tax status of certain entities in connection with our initial public offering.

5

Reconciliations

Funds From Operations
In thousands, except per share data

	Six Months Ended June 30,
	2026	2025
Net income (loss)	$42,732	$(4,680)
Real estate related depreciation and amortization	107,871	63,990
Janus Living’s share of real estate related depreciation and amortization from unconsolidated joint venture	602	9,504
Loss (gain) on sales of depreciable real estate, net	(3,884)	—
Loss (gain) upon change of control, net(1)	(46,270)	—
Taxes associated with real estate dispositions	(1,863)	—
Nareit FFO	99,188	68,814
Participating securities share in Nareit FFO	(17)	—
Diluted Nareit FFO	$99,171	$68,814

Weighted average shares outstanding - Diluted Nareit FFO	245,464	214,734
Impact of adjustments to Nareit FFO:
Transaction and restructuring-related costs(2)	$21,702	$—
Loss (gain) on debt extinguishments	302	—
Casualty-related charges (recoveries), net(3)	(5,451)	4,208
Recognition (reversal) of valuation allowance on deferred tax assets(4)	(1,890)	—
Total adjustments	14,663	4,208
FFO as Adjusted	113,851	73,022
Participating securities share in FFO as Adjusted	(3)	—
Diluted FFO as Adjusted	$113,848	$73,022

Weighted average shares outstanding - Diluted FFO as Adjusted	245,464	214,734

Funds From Operations

	Six Months Ended June 30,
	2026	2025
Diluted earnings per common share	$0.17	$(0.03)
Depreciation and amortization	0.44	0.35
Loss (gain) on sales of depreciable real estate, net	(0.01)	—
Loss (gain) upon change of control, net	(0.19)	—
Taxes associated with real estate dispositions	(0.01)	—
Diluted Nareit FFO per common share	$0.40	$0.32
Transaction and restructuring-related costs	0.08	—
Loss (gain) on debt extinguishments	0.00	—
Casualty-related charges (recoveries), net	(0.02)	0.02
Diluted FFO as Adjusted per common share	$0.46	$0.34
______________________________________
(1)The six months ended June 30, 2026 includes a gain upon change of control related to the acquisition of the joint venture partner’s 46.5% interest in the JV which held 19 senior housing properties.
(2)The six months ended June 30, 2026 includes transaction costs comprised of legal, advisory, and other professional fees, transfer taxes, formation and organization costs, and expense related to one-time fully vested equity awards associated with our initial public offering.
(3)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint venture in the Combined and Consolidated Statements of Operations.
(4)The six months ended June 30, 2026 includes the income tax impact related to the change in tax status of certain entities in connection with our initial public offering.

6

Reconciliations

2026 Guidance(1)
Per share data

	2026 Guidance Ranges
	Low	High
Diluted earnings per common share	$0.34	$0.37
Real estate related depreciation and amortization	0.74	0.74
Loss (gain) on sales of depreciable real estate, net	(0.01)	(0.01)
Loss (gain) upon change of control, net	(0.17)	(0.17)
Taxes associated with real estate dispositions	(0.01)	(0.01)
Diluted Nareit FFO per common share	$0.89	$0.92

Transaction and restructuring-related costs	$0.09	$0.09
Valuation allowance on deferred tax assets	(0.01)	(0.01)
Loss (gain) on extinguishment of debt	0.00	0.00
Casualty-related charges (recoveries), net	(0.02)	(0.02)
Diluted FFO as Adjusted per common share	$0.95	$0.98
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of August 4, 2026 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on August 4, 2026. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

7

Reconciliations

NOI, Adjusted NOI, and SS Adjusted NOI
In thousands

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net income (loss)	$(2,570)	$1,412	$9,617	$27,874	$14,858
Depreciation and amortization	31,191	30,885	31,481	51,398	56,473
General and administrative	2,382	2,267	2,768	2,958	1,334
General and administrative - related party management fee	—	—	—	328	2,472
Interest expense	949	950	950	351	350
Transaction costs	—	—	1,607	18,510	4,278
(Gain) loss on sales of real estate, net	—	—	—	—	(3,884)
(Gain) loss on debt extinguishments	—	—	—	403	—
Gain (loss) upon change of control, net	—	—	—	(46,270)	—
Other (income) expense, net	4,029	98	(7,370)	(816)	(16,465)
Income tax (benefit) expense	2,096	1,576	5,076	1,122	(1,746)
Equity (income) loss from unconsolidated joint ventures	(1,009)	(992)	(616)	(111)	—
Janus Living's share of unconsolidated joint venture NOI	6,020	5,639	5,274	748	—
NOI	$43,088	$41,835	$48,787	$56,495	$57,670
Adjustments to NOI(1)	(881)	(22)	(1,564)	—	—
Adjusted NOI	$42,207	$41,813	$47,223	$56,495	$57,670
Non-SS Adjusted NOI	(5,589)	(5,225)	(4,991)	(12,482)	(14,010)
SS Adjusted NOI	$36,618	$36,588	$42,232	$44,013	$43,660
_____________________________________
(1)Adjustments to NOI eliminates the effects of actuarial reserves for insurance claims that have been incurred but not reported.

Janus Living's Share of Unconsolidated Joint Venture NOI
In thousands

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Equity income (loss) from unconsolidated joint ventures	$1,009	$992	$616	$111	$—
Depreciation and amortization	4,778	4,772	4,821	602	—
General and administrative	6	46	18	17	—
Other (income) expense, net	(15)	(317)	(43)	(3)	—
Income tax (benefit) expense	242	146	(138)	21	—
Janus Living's share of unconsolidated joint venture NOI	$6,020	$5,639	$5,274	$748	$—

8

Reconciliations

Property Count Reconciliations

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Prior Quarter Total Portfolio Property Count	34	34	34	34	40
Acquisitions	—	—	—	6	2
Assets sold	—	—	—	—	(1)
Current Quarter Total Property Count	34	34	34	40	41
Recent acquisitions	—	—	—	(6)	(8)
Operator transition	(19)	(19)	(19)	(19)	(18)
Three-Month SS Property Count	15	15	15	15	15
Six-Month SS Property Count	15	NA	NA	NA	15

9

Reconciliations

Net Income to Adjusted EBITDAre and Annualized Adjusted EBITDAre
In thousands

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net income (loss)	$(2,570)	$1,412	$9,617	$27,874	$14,858
Interest expense	949	950	950	351	350
Income tax expense (benefit)	2,096	1,576	5,076	1,122	(1,746)
Depreciation and amortization	31,191	30,885	31,481	51,398	56,473
Loss (gain) on sales of real estate, net	—	—	—	—	(3,884)
Loss (gain) upon change of control	—	—	—	(46,270)	—
Share of unconsolidated JV:
Income tax expense (benefit)	242	146	(138)	21	—
Depreciation and amortization	4,778	4,772	4,821	602	—
EBITDAre	$36,686	$39,741	$51,807	$35,098	$66,051
Transaction-related items	—	—	1,607	18,510	4,278
Loss (gain) on debt extinguishments	—	—	—	403	—
Casualty-related charges (recoveries)	3,800	(254)	(7,796)	—	(5,707)
Non-refundable entrance fee sales in excess of the related GAAP amortization	19,042	12,711	17,356	7,756	12,866
Stock-based compensation amortization expense	—	—	—	34	340
Impact of transactions closed during the period (1)	—	—	—	3,355	1,664
Adjusted EBITDAre	$59,528	$52,198	$62,974	$65,156	$79,492
Impact of transactions during the period (1)	—	—	—	(3,355)	(1,664)
Fixed Charge Coverage Adjusted EBITDAre (2)	$59,528	$52,198	$62,974	$61,801	$77,828

Annualized Adjusted EBITDAre (3)	$238,112	$208,792	$251,896	$260,624	$317,968

Adjusted Fixed Charge Coverage
In thousands

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Interest expense	$949	$950	$950	$351	$350
Fixed Charges	$949	$950	$950	$351	$350

Adjusted Fixed Charge Coverage (2)	62.7 x	54.9 x	66.3 x	176.1 x	222.4 x
  ______________________________________
(1)Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.
(2)Fixed Charge Coverage Adjusted EBITDAre is utilized in the calculation of Adjusted Fixed Charge Coverage and excludes the impact of transactions that occurred during the period for consistency with the calculation of Fixed Charges.
(3)Represents the quarter Adjusted EBITDAre multiplied by a factor of four.

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Reconciliations

Consolidated Debt and Net Debt
In thousands

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Mortgage debt	$104,480	$103,594	$102,688	$—	$—
Consolidated debt	$104,480	$103,594	$102,688	$—	$—
Cash and cash equivalents	(22,571)	(19,449)	(19,652)	(948,822)	(1,557,655)
Share of unconsolidated JV cash and cash equivalents	(9,225)	(9,829)	(12,328)	—	—
Restricted cash	(66,414)	(63,430)	(64,609)	(88,971)	(88,887)
Net debt	$6,270	$10,886	$6,099	$(1,037,793)	$(1,646,542)

Enterprise Gross Assets
In thousands

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Consolidated total assets(1)	$2,330,374	$2,326,985	$2,342,215	$4,023,745	$4,710,210
Investments in and advances to unconsolidated joint ventures	(316,451)	(312,093)	(312,709)	—	—
Accumulated depreciation and amortization of real estate	467,937	487,022	505,297	532,738	536,625
Accumulated amortization of real estate intangibles	287,526	244,198	254,686	234,851	156,252
Consolidated Gross Assets	$2,769,386	$2,746,112	$2,789,489	$4,791,334	$5,403,087
Share of unconsolidated JV total gross assets	503,721	506,303	512,854	—	—
Enterprise Gross Assets	$3,273,107	$3,252,415	$3,302,343	$4,791,334	$5,403,087
______________________________________
(1)Consolidated total assets represents total assets on the Combined and Consolidated Balance Sheet as of June 30, 2026 presented on page 6 within the Earnings Release and Supplemental Report for the quarter ended June 30, 2026.

Financial Leverage
In thousands

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Consolidated debt	$104,480	$103,594	$102,688	$—	$—
Enterprise Gross Assets	3,273,107	3,252,415	3,302,343	4,791,334	5,403,087
Financial Leverage	3.2%	3.2%	3.1%	—%	—%

Secured Debt Ratio
In thousands

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Mortgage debt	$104,480	$103,594	$102,688	$—	$—
Secured Debt	$104,480	$103,594	$102,688	$—	$—
Enterprise Gross Assets	$3,273,107	$3,252,415	$3,302,343	$4,791,334	$5,403,087
Secured Debt Ratio	3.2%	3.2%	3.1%	—%	—%

Net Debt to Adjusted EBITDAre
In thousands

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net debt	$6,270	$10,886	$6,099	$(1,037,793)	$(1,646,542)
Annualized Adjusted EBITDAre	238,112	208,792	251,896	260,624	317,968
Net Debt to Adjusted EBITDAre	0.03x	0.05x	0.02x	—	—

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Reconciliations

RevPOR(1)
In thousands, except per month data

	Three Months Ended
Total Portfolio RevPOR - Including NREF Amortization	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Resident fees and services	$148,855	$150,457	$155,750	$200,345	$216,456
Janus Living's share of unconsolidated joint venture resident fees and services	22,528	22,480	21,987	3,011	—
Recent acquisitions	—	—	—	(2,400)	(10,331)
Recent dispositions	—	—	—	—	(3,956)
RevPOR revenues	$171,383	$172,937	$177,737	$200,956	$202,169

Average occupied units/month	7,533	7,597	7,646	8,802	9,004
RevPOR - Including NREF Amortization per month(2)	$7,583	$7,588	$7,749	$7,610	$7,484

	Three Months Ended
Total Portfolio RevPOR - Excluding NREF Amortization	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
RevPOR revenues	$171,383	$172,937	$177,737	$200,956	$202,169
NREF Amortization	(23,652)	(24,155)	(27,099)	(27,203)	(27,808)
RevPOR revenues excluding NREF Amortization	$147,731	$148,782	$150,638	$173,753	$174,361

Average occupied units/month	7,533	7,597	7,646	8,802	9,004
RevPOR - Excluding NREF Amortization per month(2)	$6,537	$6,528	$6,568	$6,580	$6,455

	Three Months Ended
Same Store RevPOR - Including NREF Amortization	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Resident fees and services	$148,855	$150,457	$155,750	$200,345	$216,456
Non-SS revenues	—	—	—	(40,026)	(55,153)
SS RevPOR revenues	$148,855	$150,457	$155,750	$160,319	$161,303

Average occupied units/month	6,074	6,121	6,179	6,255	6,260
RevPOR - Including NREF Amortization per month(2)	$8,169	$8,193	$8,403	$8,544	$8,589

	Three Months Ended
Same Store RevPOR - Excluding NREF Amortization	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
SS RevPOR revenues	$148,855	$150,457	$155,750	$160,319	$161,303
NREF Amortization	(23,652)	(24,155)	(27,099)	(27,203)	(27,787)
RevPOR revenues excluding NREF Amortization	$125,203	$126,301	$128,652	$133,116	$133,516

Average occupied units/month	6,074	6,121	6,179	6,255	6,260
RevPOR - Excluding NREF Amortization per month(2)	$6,871	$6,878	$6,941	$7,094	$7,109
_____________________________________
(1)May not foot due to rounding.
(2)Represents the quarter RevPOR divided by a factor of three.

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Reconciliations
In thousands, except per month data

Full Quarter Earnings per Share

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$14,858	$(2,570)	$42,732	$(4,680)
Noncontrolling interests’ share in earnings	(4,135)	—	(677)	—
Net income (loss) attributable to Janus Living, Inc.	10,723	(2,570)	42,055	(4,680)
Less: Participating securities’ share in earnings	(4)	—	(4)	—
Net income (loss) applicable to common shares	$10,719	$(2,570)	$42,051	$(4,680)
Numerator
Net income (loss) applicable to common shares	$10,719	$(2,570)	$42,051	$(4,680)
Net income (loss) attributable to dilutive convertible units and other	4,119	—	649	—
Dilutive net income (loss) available to common shares	$14,838	$(2,570)	$42,700	$(4,680)
Denominator
Diluted weighted average common shares(1)	271,070	138,816	245,464	138,816
Earnings per common share
Diluted	$0.05	$(0.02)	$0.17	$(0.03)
______________________________________
(1)The weighted average shares for the Three and Six Months Ended June 30, 2026 represent the current dilutive impact, using the treasury stock method, of approximately 76 million OP units. No incremental shares were included in diluted weighted average shares for the Three and Six Months Ended June 30, 2025, as the effect of all potentially dilutive securities would be antidilutive due to the net loss incurred during the period.

Full Quarter Weighted Average Shares (FFO and FFO as Adjusted)

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Common stock(1)	195,011	138,816	169,476	138,816
Common stock equivalent securities(2):
OP units	76,059	75,918	75,988	75,918
Weighted average shares outstanding - Diluted Nareit FFO	271,070	214,734	245,464	214,734
Weighted average shares outstanding - Diluted FFO as Adjusted	271,070	214,734	245,464	214,734
______________________________________
(1)The three and six months ended June 30, 2026 include the effects of the weighted average shares issued in connection with the IPO.
(2)The weighted average shares for all periods presented represent the current dilutive impact, using the treasury stock method, of approximately 76 million OP units.

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FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2026 guidance information, future acquisitions, dispositions, developments, financing activity, leasing activity, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Janus Living expects or anticipates will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained herein, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: macroeconomic trends that may increase labor, construction, and other operating or administrative costs or impact prospective residents’ willingness or ability to move into our communities; entrance fee refund obligations and related actuarial assumptions; our dependence on the performance of our operators; our dependence on a limited number of operators; factors adversely affecting our operators’ ability to meet their financial and other contractual obligations to us; our ability to identify and secure new or replacement operators; the transition of management of certain of the properties in our senior housing portfolio to new operators; delays by seniors in moving to senior housing communities; our concentration of real estate investments in the senior housing sector, which makes us more vulnerable to an economic downturn or slowdown in that specific sector than if we invested across multiple sectors; the illiquidity of our real estate investments; operational risks associated with our communities, all of which are owned and operated under REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”) structures; the failure of our operators to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; changes to regulatory, funding, staffing, trade, and other policies and actions; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; required regulatory approvals to transfer our senior housing properties; compliance with the American with Disabilities Act and fire, safety, and other regulations; economic conditions, natural disasters, weather, and other events or conditions that negatively affect the geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of our capital invested in a property, lower than expected future revenues, and unanticipated expenses; our property development and redevelopment, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; competition for suitable properties to grow our initial portfolio; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in investments or transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious disease outbreaks, and health and safety measures intended to reduce their spread; potential government and financial audits, enforcement actions and recovery activity as a result of our predecessor’s receipt of Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund funds; net losses in future periods; our and our external manager’s reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence or other disruptive new technologies by us, our external manager, our operators, our vendors, and our investors; our ability to implement and maintain an effective system of internal control over financial reporting; our ability to implement and maintain effective disclosure controls and procedures; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our business and ability to refinance existing debt, sell properties, and conduct investment activities; the availability of external capital on favorable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; our ability to maintain our qualification as a REIT; the failure of Healthpeak Properties, Inc. (“Healthpeak”) to qualify as a real estate investment trust (“REIT”) during certain periods prior to our initial public offering; our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws; increased taxable gains due to acquisitions of property in tax-deferred transactions; potential deferred and contingent tax liabilities from corporate acquisitions, including certain of our acquisitions from Healthpeak; calculating non-REIT tax earnings and profits; provisions in Maryland law and our charter and bylaws that may delay, defer or prevent an acquisition of our Class A-1 common stock or a change in control; conflicts of interest between the interests of our stockholders and the interests of holders of common units; provisions in the operating agreement of our operating company or other agreements that may delay or prevent unsolicited acquisitions of us and certain other transactions; our dependence on our external manager and its personnel and our ability to find a suitable replacement for our external manager if the management agreement is terminated or if personnel of our external manager leave the employment of our external manager; conflicts of interest with our external manager and its affiliates, including Healthpeak; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.

Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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